UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 23, 2009

MODENA 1, INC.

(Exact name of registrant as specified in its charter)

                                                                  DELAWARE

                                                         000-50493

                                                                                 98-0412431

                                                                 (State or other

                                                              (Commission File Number)

                                                                                 (IRS Employer ID No.)

                                                                 jurisdiction of Incorporation)

735 Don Mills Suite 1405

Toronto, Ontario, M3C 1S9

 (Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On June 20, 2009, Modena I, Inc. entered into a joint venture agreement with Yantai Rifeng Wind Power Development Co., Ltd. to develop a 48 megawatts (MW) of utility class wind energy in Yantai, Shandong, China.

The agreement is attached as an exhibit and should be referred to for a complete description of the agreement.

Exhibits

10. Joint Venture Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Modena I, Inc.

                                    By: /s/Sang-Ho Kim

                          Sang-Ho Kim,

                          President and CEO

Dated: June 22, 2009